Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
FOR IMMEDIATE RELEASE

CENTERPOINT ENERGY REPORTS FIRST QUARTER 2009 EARNINGS
     Houston, TX – April 29, 2009 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $67 million, or $0.19 per diluted share, for the first quarter of 2009 compared to $122 million, or $0.36 per diluted share, for the same period of 2008. Operating income for the first quarter of 2009 was $285 million compared to $336 million for the same period of 2008.
     “A number of charges recorded this quarter masked what would have otherwise been good operating performance by our businesses given the current economic conditions,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “We expect that these charges will effectively turn around as the year progresses. While reduced deliveries at our electric utility also had a negative impact on our first quarter earnings, our gas utilities, interstate pipelines, field services and competitive gas sales and services units turned in solid performances. We continue to believe that the overall fundamentals of our balanced portfolio of electric and natural gas businesses remain strong and position us well for the future.”
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $70 million for the first quarter of 2009, consisting of $37 million from the regulated electric transmission & distribution utility operations (TDU) and $33 million related to transition bonds. Operating income for the first quarter of 2008 was $91 million, consisting of $54 million from the TDU, $32 million related to transition bonds, and $5 million from the competition transition charge (CTC). The CTC was discontinued in February 2008 when the company monetized the remaining true-up balance. Operating income for the TDU benefited from growth of nearly 35,000 metered customers since March 2008 and higher net transmission revenues, which were more than offset by reduced usage due to milder winter weather and customer conservation.
Natural Gas Distribution
     The natural gas distribution segment reported operating income of $118 million for the first quarter of 2009 compared to $121 million for the same period of 2008. Operating income benefited from rate increases and higher miscellaneous revenues, offset by higher pension expense and reduced sales as a result of the economic downturn and customer conservation.
Interstate Pipelines
     The interstate pipelines segment reported operating income of $69 million for the first quarter of 2009 compared to $71 million for the same period of 2008. Higher revenue from the Carthage to Perryville pipeline was offset by higher operation and maintenance expenses in part related to increased pension expense.

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
FOR IMMEDIATE RELEASE

     In addition to operating income, this business had an equity loss of $2 million for the first quarter of 2009 from its 50 percent interest in the Southeast Supply Header (SESH), a new pipeline that went into service in September 2008. The company recorded a non-cash charge of $5 million during the quarter to reflect SESH’s decision to discontinue the use of Statement of Financial Accounting Standards No. 71 — Accounting for the Effects of Certain Types of Regulation. The loss more than offset the equity income of $3 million from SESH’s operations. In the first quarter of 2008, equity income was $5 million from pre-operating allowance for funds used during construction.
Field Services
     The field services segment reported operating income of $26 million for the first quarter of 2009 compared to $45 million for the same period of 2008. Operating income for the first quarter of 2008 included gains of $17 million associated with the settlement of a contractual dispute and the sale of non-strategic assets. Excluding these prior year gains, operating income for the first quarter of 2009 declined slightly.
     In addition to operating income, this business had equity income of $2 million in the first quarter of 2009 compared to $4 million in the first quarter of 2008 from its 50 percent interest in a gas processing plant. The decline was due primarily to lower natural gas liquids prices.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported operating income of $2 million for the first quarter of 2009 compared to $6 million for the same period of 2008. The decline in operating income was due primarily to an inventory write-down to the lower of average cost or market in the first quarter of 2009. In addition, operating income for the first quarter of 2009 included charges of $19 million resulting from mark-to-market accounting for derivatives used to lock in economic margins of certain forward natural gas sales compared to charges of $22 million for the same period of 2008.
DIVIDEND DECLARATION
     On April 23, 2009, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.19 per share of common stock payable on June 10, 2009, to shareholders of record as of the close of business on May 15, 2009.
OUTLOOK REAFFIRMED FOR 2009
     CenterPoint Energy reaffirmed its 2009 earnings guidance of $1.05 to $1.15 per diluted share. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the timing and cost of certain financing activities and the impact to earnings of various regulatory proceedings, including recovery of costs associated with Hurricane Ike. The

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
FOR IMMEDIATE RELEASE

company cannot predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in our competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal. The company has also excluded any impact to income from the change in value of Time Warner stocks and the related ZENS securities.
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended March 31, 2009.  A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section.  Other filings the company makes at the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Wednesday, April 29, 2009, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total nearly $19 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.
     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Form 10-Ks for the fiscal year ended December 31, 2008, CenterPoint Energy’s Form 10-Q for the period ended March 31, 2009, and other filings with the SEC.
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CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2008	2009
Revenues:
Electric Transmission & Distribution	$409	$412
Natural Gas Distribution	1,700	1,421
Competitive Natural Gas Sales and Services	1,120	765
Interstate Pipelines	133	153
Field Services	58	57
Other Operations	3	3
Eliminations	(60)	(45)

Total	3,363	2,766

Expenses:
Natural gas	2,393	1,789
Operation and maintenance	365	413
Depreciation and amortization	158	166
Taxes other than income taxes	111	113

Total	3,027	2,481

Operating Income	336	285

Other Income (Expense):
Loss on marketable securities	(54)	(34)
Gain on indexed debt securities	50	22
Interest and other finance charges	(116)	(129)
Interest on transition bonds	(33)	(33)
Equity in earnings of unconsolidated affiliates	9	—
Other — net	4	4

Total	(140)	(170)

Income Before Income Taxes	196	115

Income Tax Expense	(74)	(48)

Net Income	$122	$67

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended
	March 31,
	2008	2009

Basic Earnings Per Common Share	$0.37	$0.19

Diluted Earnings Per Common Share	$0.36	$0.19

Dividends Declared per Common Share	$0.1825	$0.19

Weighted Average Common Shares Outstanding (000):
- Basic	327,279	347,496
- Diluted	339,448	349,157

Operating Income by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$54	$37
Competition Transition Charge	5	—

Total Electric Transmission and Distribution Utility	59	37
Transition Bond Companies	32	33

Total Electric Transmission & Distribution	91	70
Natural Gas Distribution	121	118
Competitive Natural Gas Sales and Services	6	2
Interstate Pipelines	71	69
Field Services	45	26
Other Operations	2	—

Total	$336	$285

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended
	March 31,		% Diff
	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$346	$346	—
Transition bond companies	63	66	5%

Total	409	412	1%

Expenses:
Operation and maintenance	168	188	(12%)
Depreciation and amortization	66	68	(3%)
Taxes other than income taxes	53	53	—
Transition bond companies	31	33	(6%)

Total	318	342	(8%)

Operating Income	$91	$70	(23%)

Operating Income:
Electric transmission and distribution operations	$54	$37	(31%)
Competition transition charge	5	—	(100%)
Transition bond companies	32	33	3%

Total Segment Operating Income	$91	$70	(23%)

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	4,403,312	3,966,519	(10%)
Total	16,569,691	15,142,308	(9%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	124%	120%	(4%)
Heating degree days	96%	89%	(7%)

Number of metered customers — end of period:
Residential	1,806,542	1,838,766	2%
Total	2,048,316	2,082,930	2%

	Natural Gas Distribution
	Quarter Ended
	March 31,		% Diff
	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$1,700	$1,421	(16%)

Expenses:
Natural gas	1,333	1,045	22%
Operation and maintenance	156	169	(8%)
Depreciation and amortization	39	40	(3%)
Taxes other than income taxes	51	49	4%

Total	1,579	1,303	17%

Operating Income	$121	$118	(2%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	84	78	(7%)
Commercial and Industrial	83	73	(12%)

Total Throughput	167	151	(10%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	106%	102%	(4%)

Number of customers — end of period:
Residential	2,974,411	2,996,455	1%
Commercial and Industrial	251,612	246,405	(2%)

Total	3,226,023	3,242,860	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended
	March 31,		% Diff
	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$1,120	$765	(32%)

Expenses:
Natural gas	1,105	752	32%
Operation and maintenance	8	10	(25%)
Depreciation and amortization	1	1	—
Taxes other than income taxes	—	—	—

Total	1,114	763	32%

Operating Income	$6	$2	(67%)

Competitive Natural Gas Sales and Services
Operating Data:
Throughput data in BCF	138	141	2%

Number of customers — end of period	8,751	10,862	24%

	Interstate Pipelines
	Quarter Ended
	March 31,		% Diff
	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$133	$153	15%

Expenses:
Natural gas	15	29	(93%)
Operation and maintenance	30	35	(17%)
Depreciation and amortization	12	12	—
Taxes other than income taxes	5	8	(60%)

Total	62	84	(35%)

Operating Income	$71	$69	(3%)

Pipelines Operating Data:
Throughput data in BCF
Transportation	424	467	10%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended
	March 31,		% Diff
	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$58	$57	(2%)

Expenses:
Natural gas	(2)	7	(450%)
Operation and maintenance	11	19	(73%)
Depreciation and amortization	3	4	(33%)
Taxes other than income taxes	1	1	—

Total	13	31	(138%)

Operating Income	$45	$26	(42%)

Field Services Operating Data:
Throughput data in BCF
Gathering	98	104	6%

	Other Operations
	Quarter Ended
	March 31,		% Diff
	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—
Expenses	1	3	(200%)

Operating Income	$2	$—	(100%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2008	2009
Capital Expenditures by Segment
Electric Transmission & Distribution	$89	$81
Hurricane Ike	—	16

Total Electric Transmission & Distribution	89	97
Natural Gas Distribution	38	34
Competitive Natural Gas Sales and Services	1	1
Interstate Pipelines	28	47
Field Services	18	38
Other Operations	8	7

Total	$182	$224

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2008	2009
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$9
Capitalization of Interest Cost	(3)	(2)
Transition Bond Interest Expense	33	33
Other Interest Expense	113	122

Total Interest Expense	$149	$162

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	March 31,
	2008	2009
ASSETS
Current Assets:
Cash and cash equivalents	$167	$65
Other current assets	2,868	2,009

Total current assets	3,035	2,074

Property, Plant and Equipment, net	10,296	10,400

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,684	3,643
Other non-current assets	965	997

Total other assets	6,345	6,336

Total Assets	$19,676	$18,810

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$153	$215
Current portion of transition bond long-term debt	208	211
Current portion of other long-term debt	125	133
Other current liabilities	2,362	1,636

Total current liabilities	2,848	2,195

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,633	2,608
Regulatory liabilities	821	847
Other non-current liabilities	1,156	1,216

Total other liabilities	4,610	4,671

Long-term Debt:
Transition bond	2,381	2,274
Other	7,800	7,601

Total long-term debt	10,181	9,875

Shareholders’ Equity	2,037	2,069

Total Liabilities and Shareholders’ Equity	$19,676	$18,810

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Three Months Ended March 31,
	2008	2009
Cash Flows from Operating Activities:
Net income	$122	$67
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	166	176
Deferred income taxes	27	30
Write-down of natural gas inventory	—	6
Changes in net regulatory assets	14	21
Changes in other assets and liabilities	226	132
Other, net	12	1

Net Cash Provided by Operating Activities	567	433

Net Cash Used in Investing Activities	(312)	(261)

Net Cash Used in Financing Activities	(314)	(274)

Net Decrease in Cash and Cash Equivalents	(59)	(102)

Cash and Cash Equivalents at Beginning of Period	129	167

Cash and Cash Equivalents at End of Period	$70	$65

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.